Bacterin Expects Q2 2011 Revenue up 134% to Record $7.5 Million

BELGRADE, MT, – July 18, 2011 – Bacterin International Holdings, Inc. (NYSE Amex: BONE), a leader in the development of revolutionary bone graft material and anti-infective coatings for medical applications, expects to report its seventh consecutive quarter of record revenue growth.

Based on preliminary unaudited information, the company expects to report Q2 2011 revenue of approximately $7.5 million, representing an increase of 25% from $6.0 million in the previous quarter, and up 134% from $3.2 million in the same year-ago quarter.

The revenue increase is attributed to continued growth in the number of domestic hospitals and new international accounts using Bacterin products, as driven by the company’s expanding direct and outside sales force.

“Our record revenue reflects the tremendous operational progress we made during the quarter,” said Guy Cook, the company’s chairman and CEO. “This included the launch of our third human acellular biological scaffold during the quarter, hMatrix, which has opened the door to a $2.5 billion market in the U.S. alone.

“We expect this revenue momentum and domestic and international market expansion to continue building throughout the rest of the year, especially with the recent addition of Bacterin’s product line to ROI’s nationwide network of hospitals and medical practices,” said Cook. “We also plan to leverage our direct sales force with new product lines that complement existing ones.”

The company’s successful capital raise during the quarter has increased working capital for continued product development, including enhancing the newly acquired Robinson MedSurg orthopedic implants with Bacterin’s anti-microbial coating technology. Bacterin is pursuing the FDA market approval process to add its anti-microbial coatings to the RMS product line, and plans to submit a 510(k) application before the end of the year.

Bacterin’s management plans to hold a conference call in the second week of August to discuss the second quarter and will announce the details of the call approximately two weeks prior. These preliminary results are subject to a final auditor’s review and filing of its quarterly report in Form 10-Q.

About Bacterin International Holdings
Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements
This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the Company; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:
Guy Cook
President & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

Investor Relations:
Liolios Group, Inc.
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com